Exhibit 99.1

      WINDROSE MEDICAL PROPERTIES TRUST REPORTS FIRST QUARTER 2005 RESULTS

     First Quarter Highlights:

     - Reported quarterly rental revenues of $9.4 million up 48.5% from 2004

     - Generated first quarter funds from operations (FFO) of $0.26 per share on a fully diluted basis

     - Recorded a $1.2 million gain on sale of Morningside Plaza for $6.65 million

     - Acquired two specialty medical properties for $9.8 million

     - Completed secondary common offering of 1,953,500 shares at $13.91 per share in March 2005 for total net proceeds of $25.6 million

     - Closed the non-hedged interest rate swap with a gain of $68,000

     - Declared quarterly dividend of $0.225 per share for the first quarter

    INDIANAPOLIS, May 2 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the first quarter ended March 31, 2005.

    Windrose reported first quarter 2005 rental revenues of $9.4 million, compared to $6.3 million for the first quarter 2004, a 48.5% increase. First quarter 2005 general and administrative expenses were $989,000, compared to $701,000 for the same quarter in 2004.

    Net income for the first quarter of 2005 was $2.3 million, or $0.19 per diluted share based on 12.3 million weighted average shares outstanding, compared to $781,000, or $0.08 per diluted share based on 10.3 million weighted average shares outstanding, for the first quarter 2004. First quarter 2005 funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, was $3.06 million, or $0.26 per diluted share on an increased share base, compared to $2.2 million, or $0.22 per diluted share, for the first quarter 2004. First quarter 2005 funds available for distribution
(FAD), which consists of FFO adjusted primarily for straight-line rent and amortization of deferred financing fees, was $3.12 million.

    In February, Windrose completed the sale of its Morningside Plaza property in Port St. Lucie, FL for $6.65 million and recorded a $1.2 million gain. The property had been classified as "held for sale" as changes in the property made the asset inconsistent with Windrose's medical property portfolio.

    In early March 2005, Windrose acquired two medical office buildings in the Atlanta, GA metropolitan area for $9.8 million. The third property, John Creek Phase I, was acquired on May 2, 2005, after we received final lender approval on the assumed debt.

    In March 2005, Windrose completed a secondary common stock offering of 1,953,500 shares at $13.91 per share for total net proceeds of $25.6 million. The proceeds were utilized to pay down the Company's line of credit and generated additional capacity to apply to 2005 acquisitions.

    In March 2005, Windrose closed its unattached, non-hedged interest rate swap by paying a breakage fee of $162,000 and recorded a gain in the first quarter 2005 of $68,000. Eliminating the swap reduces ongoing interest expense by $14,000 to $15,000 per month.

    As previously announced, Windrose declared a first quarter 2005 dividend of $0.225 per share. The dividend is payable on May 20, 2005 to shareholders of record on May 10, 2005.

    Hospital Affiliates Development Corp. (HADC), Windrose's taxable development subsidiary, generated a pre-tax profit of $118,000 for the first quarter 2005, or $68,000 after taxes. In addition, the specialty hospital and the attached medical office building being developed by HADC in Houston are on schedule and on budget for expected occupancy before the end of this calendar year.

    Fred Klipsch, Chairman and Chief Executive Officer, remarked, "We are pleased with our first quarter results and our acquisition execution. We continue to add attractive revenue producing assets that match our criteria for quality and cap rates. On April 27, 2005, our board of directors declared our first quarter dividend of $0.225 per share. Our funds available for distribution covered our quarterly dividend for the second sequential quarter and represented a payout of 87% of FFO."

    Fred Farrar, President and Chief Operating Officer, stated, "Our March 2005 equity offering of $25.6 million places us in an advantageous position to execute on our acquisition pipeline and to continue to add to our portfolio of specialty medical properties. HADC continues its solid performance, reporting its third sequential profitable quarter."

    Conference Call and Webcast

    Windrose will host a conference call to discuss first quarter results Tuesday, May 3, 2005 at 10:00 a.m. Eastern Daylight Time / 9:00 a.m. Central Daylight Time. The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (800) 289-0508 for domestic callers, and (913) 981-5550 for international callers. The reservation number for both is 4384439. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time. A live webcast of the conference call will be available online at http://www.windrosempt.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at http://www.real.com.

    In addition, a telephonic replay of the call will be available until May 17, 2005. The replay dial-in numbers are (888) 203-1112 for domestic callers and
(719) 457-0820 for international callers. Please use reservation code 4384439. After the live webcast, the call will remain available on Windrose Medical Properties Trust's Web site, http://www.windrosempt.com, for a month.

    About Windrose Medical Properties Trust

    Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

    Safe Harbor

    Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Contact:
     Windrose Medical Properties Trust
     Fred Farrar
     President and COO
     317 860-8213

     Investors/Media:
     The Ruth Group
     Nick Laudico/Jason Rando
     646 536-7030/7025
     nlaudico@theruthgroup.com
     jrando@theruthgroup.com

                     Windrose Medical Properties Trust, Inc.
                  Condensed Consolidated Financial Information
          For the Three months Ended March 31, 2005, and March 31, 2004
                (Dollars in Thousands, except per share amounts)

                                                Three months   Three months
                                                   ended          ended
                                                  3/31/2005     3/31/2004
                                                ------------   ------------
RENTAL OPERATIONS

Revenues
   Rent                                         $      9,398   $      6,330

Operating expenses
   Property taxes                                        834            451
   Property operating                                  1,852          1,284
   Depreciation and amortization                       2,117          1,475
      Total operating expenses                         4,803          3,210

          Operating income from rental
           operations                                  4,595          3,120

SERVICE OPERATIONS (HADC)

Revenues
   Development and project management fees               637            520

Expenses
   Cost of sales and project costs                       262            464
   General and administrative expenses                   257             89
         Gain (Loss) from service
          operations                                     118            (33)

GENERAL AND ADMINISTRATIVE EXPENSES
   Corporate operations                                  989            701

   Operating income                                    3,724          2,386

OTHER INCOME (EXPENSE)
   Interest Income (expense)                          (2,647)        (1,584)
   Gain (loss) on interest rate swap                      68            (54)
   Other income (expense)                                (37)           (27)
      Total other income (expense)                    (2,616)        (1,665)

Income tax benefit (expense)                             (50)            13

   Net income before minority interest
    and discontinued operations                        1,058            734

   Minority interest in income of
    common unit holders and other
    subsidiaries                                         (38)           (33)

  Discontinued Operations
    Net Income from discontinued
     operations, net of minority interest                 26             80
    Net gain on sale of discontinued
     operations, net of minority interest              1,215              -
         Net income from discontinued
          operations                                   1,241             80

      Net income available for common
       shareholders                                    2,261            781

   Weighted average shares of common
    stock outstanding
       - Basic                                        11,885          9,948
       - Diluted                                      12,288         10,307

   Net income per common share
       - Basic and diluted                      $       0.19   $       0.08

                  Condensed Consolidated Financial Information
          For the Three months Ended March 31, 2005, and March 31, 2004
                (Dollars in Thousands, except per share amounts)

                                                Three months   Three months
                                                    ended         ended
                                                  3/31/2005     3/31/2004
                                                ------------   ------------
Funds from operations(1)(FFO):
   Net income                                   $      2,261   $        781
   Add back (deduct):
      Gain on sale of building                        (1,250)             -
      Lease intangible amortization
       and depreciation expense on
       continuing operations                           2,117          1,475
      Lease intangible amortization
        and depreciation expense on
        discontinued operations                            -             44
      Minority interest share
       of depreciation and amortization                  (65)           (91)

   Funds from operations (FFO)                  $      3,063   $      2,209

   FFO per common share
      - Basic and diluted                       $       0.26   $       0.22

                     Windrose Medical Properties Trust, Inc.
                  Condensed Consolidated Financial Information
                    For the Three months Ended March 31, 2005
                             (Dollars in Thousands)

                                                               Three months
                                                                  ended
                                                                 3/31/2005
                                                               ------------
Funds available for distribution(2) (FAD)
   Funds from operations (FFO) $3,063 Add back (deduct):

      Gain on sale of building net of gain being spent
       on capital expenditures                                          257
      Straight-line rent adjustment from
       continuing operations                                           (456)
      Rental income associated with above/below market
       leases                                                            76
      Amortization of deferred financing fees                           151
      Depreciation of property, plant and equipment                      37
      Loss (gain) on interest rate swap                                 (68)
      Deferred tax expense                                               46
      Minority interest share of FAD adjustments                         18

   Funds available for distribution (FAD)                      $      3,124

     Cash Spent on Tenant Improvements, Capital
      Expenditures and Leasing Commissions

    Improvements capital expenditures                                    49
    Tenant improvements and leasing commissions                         111
  Total                                                        $        160

        Reconciliation of Net Income to Cash Flows Provided by Operating
                                   Activities

                                                               Three months
                                                                 ended
                                                                3/31/2005
                                                               ------------
Net income                                                     $      2,261

Adjustments to reconcile net income to net cash provided
 by operating activities
   Depreciation and amortization                                      2,117
   Rental Income associated with above/below market lease                76
   Deferred Income Taxes                                                 46
   Deferred Compensation Expense                                         47
   Loss (gain) on interest rate swap                                    (68)
   Amortization of deferred financing fees                              151
   Amortization of fair value of debt                                  (212)
   Minority interest in earnings                                         75
   Gain on sale of building                                          (1,250)
   Increase (decrease) in cash due to changes in:
      Construction payables, net                                       (109)
      Straight line rent receivable                                    (456)
      Interest rate swap liability                                     (162)
      Revenue earned in excess of billings                              (73)
      Billings in excess of revenues earned                              39
      Receivables from tenants                                         (150)
      Accounts payable and other accrued expenses                    (1,283)
        Cash flows provided by operating activities            $      1,049

                 Reconciliation of Cash Flows Used in Operating
              Activities to Funds Available for Distribution (FAD)

                                                               Three months
                                                                  ended
                                                                 3/31/2005
                                                               ------------
Cash flows provided by operating activities                    $      1,049
   Add (Deduct):
      Non-income Operating
       Cash Flows:
         Gain on sale of building net of gain being
          spent on capital expenditures                                 257
         Breakage fee on interest rate swap                             162
         Billings in excess of revenues earned                          (39)
         Revenue earned in excess of billings                            73
         Non cash tax deduction                                          46
         Deferred Income Taxes                                          (46)
         Receivables from tenants                                       150
         Amortization of fair value of debt                             212
         Depreciation of PP&E                                            37
         Other accrued revenues and expenses                          1,283
         Construction payables, net                                     109
         Deferred Compensation Expense                                  (47)
         Minority interest in earnings                                  (75)
         Minority interest share of depreciation
          and amortization and FAD Adjustments                          (47)
   Funds available for distribution (FAD)                      $      3,124

                     Windrose Medical Properties Trust, Inc.
                      Condensed Consolidated Balance Sheets
                             (Dollars in Thousands)

                                                  3/31/2005     12/31/2004
                                                ------------   ------------
Cash and cash equivalents                              8,475          9,013
Net real estate assets                               313,843        297,693
Property held for sale                                     -          4,892
Other assets                                          14,166         12,732
  Total assets                                       336,484        324,330

Secured debt                                         173,346        187,134
Payables and other liabilities                        12,181         12,175
Minority interest                                      5,679          5,615
Shareholders' equity                                 145,278        119,406
  Total liabilities and
   shareholders' equity                              336,484        324,330

    (1) The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts

         ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures

    (2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment, the interest rate swap gain/loss, amortization of loan fees, depreciation of property, plant and equipment and deferred tax expense. The gain on sale of an asset, net of capital expenditures, is also added.

        The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

        Reclassifications: Certain prior quarter balances have been reclassified to conform to the current presentation.

SOURCE  Windrose Medical Properties Trust
    -0-                             05/02/2005

    /CONTACT: Fred Farrar, President and COO of Windrose Medical Properties Trust, +1-317-860-8213; or Investors/Media, Nick Laudico,
+1-646 536-7030, nlaudico@theruthgroup.com, Jason Rando, +1-646-536-7025,
jrando@theruthgroup.com, both of The Ruth Group/
    /Web Site: http://www.windrosempt.com
               http://www.real.com /